SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2020

Telidyne, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-233674	82-5139000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Bi-County Blvd, Ste 124, Farmingdale, NY	11735
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 383-3700

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

SECTION 8 – OTHER EVENTS

ITEM 8.01 – OTHER EVENTS

Telidyne, Inc. (the "Company") will be relying on the Securities and Exchange Commission's Order under Section 36 of the Securities Exchange Act of 1934 Granting Exemptions From Specified Provisions of the Exchange Act and Certain Rules Thereunder dated March 25, 2020 (Release No. 34-88465) (the "Order") to delay the filing of its Quarterly Report on Form 10-Q for the quarter ended April 30, 2020 (the "Quarterly Report") due to circumstances related to the coronavirus disease ("COVID-19").

The Company's operations and business have experienced disruption due to the unprecedented conditions surrounding the COVID-19 pandemic spreading throughout the United States and elsewhere.  The spread of COVID-19 has caused a change in the availability of our support services to perform the tasks necessary to complete the review of the Company’s financial statements for the quarter ended April 30, 2020.

Due to these disruptions, management is currently unable to timely file its Quarterly Report. The Company expects to file its Quarterly Report by no later than July 30, 2020, which is 45 days after the original due date.

In light of the current COVID-19 pandemic, the Company has included the following Risk Factors, among other disclosures concerning COVID-19, in its Annual Report for the year ended January 31, 2020, which was filed with the Securities and Exchange Commission on May 11, 2020.

RISKS RELATED TO OUR FINANCIAL CONDITION AND OUR BUSINESS

Impact of COVID-19 Pandemic

On March 11, 2020, the World Health Organization characterized COVID-19, a new respiratory disease caused by a novel coronavirus, as a pandemic, and on March 13, 2020, President Trump declared the COVID-19 outbreak in the United States a national emergency. The COVID-19 outbreak in the United States has expanded in recent weeks, and has resulted in stay-at home orders, school closures and widespread business shutdowns across the country. The COVID-19 outbreak has had a significant adverse impact and created many uncertainties related to our business, and we expect that it will continue to do so. Given the unprecedented nature of the COVID-19 outbreak and the fast pace at which new developments relating to the outbreak are occurring, it is difficult to assess or predict the short-term or long-term effects of the outbreak on our financial performance.

The COVID-19 outbreak has caused substantial financial market volatility in recent weeks and has significantly adversely affected both the U.S. and the global economy. The extensive shutdowns of businesses, schools, and shops and other reductions in both consumer and industrial business activity across the country and globally have substantially decreased our revenue opportunities and increased financial uncertainty. The outbreak has already resulted in a contraction in U.S. gross domestic product (“GDP”) for the first quarter of 2020 and could result in a sustained drop in the level of U.S. economic activity which will adversely impact our future growth and revenues.

Our future business outlook and expectations are very uncertain due to the impact of the COVID-19 outbreak and are very difficult to quantify. It is difficult to assess or predict the impact of this unprecedented event on our business, financial results or financial condition. Factors that will impact the extent to which the COVID-19 outbreak affects our business, financial results and financial condition include: the duration, spread and severity of the outbreak; the actions taken to contain the virus or treat its impact, including government actions to mitigate the economic impact of the outbreak; and how quickly and to what extent normal economic and operating conditions can resume, including whether any future outbreaks interrupt economic recovery.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements as to the Company's beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the anticipated impact of the COVID-19 outbreak on travel and physical locations and the anticipated impact of such outbreak on our results of operations. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks and uncertainties include, but are not limited to, the effects of the COVID-19 outbreak, including levels of consumer, business and economic confidence generally, the duration of the COVID-19 outbreak and severity of such outbreak, the pace of recovery following the COVID-19 outbreak, the effect on our supply chain and our ability to implement cost containment and business recovery strategies. Except as required by law, the Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Telidyne, Inc.

/s/ Aron Govil

Aron Govil
Chief Executive Officer

Date: June 10, 2020

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